Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-259260) of Artificial Intelligence Technology Solutions, Inc. of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated June 14, 2023 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ L J Soldinger Associates, LLC

L J Soldinger Associates, LLC

Deer Park, Illinois

June 14, 2023